UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 11, 2020

REDWOOD GREEN CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-56155	82-5051728
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

866 Navajo St., Denver, CO	80204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 303-416-7208

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each Exchange on which Registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) Resignation of Director

Effective as of August 11, 2020, John Scharffenberger and Steven Hilton have each resigned as a director of the Company. Mr. Scharffenberger’s and Mr. Hilton’s resignations were not a result of any disagreements with the Company.

(b)Election of Directors

Effective as of August 11, 2020 the Board appointed Gary Joseph Artmont (age 70) as a member of the Board. Mr. Artmont is an experienced independent geological consultant. His career comprises of independent mining for Geostar Consulting between December 2013 thru June 2017, and Head Geologist for Northern Lights Resources between July 2017 to present.

Mr. Artmont serves as a non-executive director with Tempus Resources Ltd., an Australian Stock Exchange listed company, and for PYX Resources Ltd. also as a non-executive director.

Effective as of August 11, 2020 the Board appointed Carlos Andres Hernandez Nunez (age 36) as a member of the Board. Mr. Nunez served as a junior buyer for Drummond Ltd., a coal mining company from October 2007 thru April 2016, and he acted as a legislative adviser for the congressman Jose Gabriel Amar from July 2018-January 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Redwood Green Corp.

/s/ Christopher Hansen
Christopher Hansen
CEO

Date: August 13, 2020

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